                                                                    EXHIBIT 10.9

                              AMENDED AND RESTATED
                     EXECUTIVE OFFICER EMPLOYMENT AGREEMENT

      WHEREAS there is a certain Executive Officer Employment Agreement (the "Employment Agreement") entered into as of September 1, 2000, by and between Callaway Golf Europe Ltd. ("Callaway Golf Europe"), a United Kingdom corporation and wholly owned subsidiary of Callaway Golf Company (the "Company"), a Delaware corporation, and Ian B. Rowden ("Employee");

      WHEREAS the Employment Agreement was assigned to the Company and amended pursuant to the Assignment Of And First Amendment To Executive Officer Employment Agreement made effective October 16, 2000;

      WHEREAS a new Executive Officer Employment Agreement (the "New Employment Agreement") to be effective January 1, 2002, was offered by the Company to Employee, but not accepted by Employee; and

      WHEREAS instead of executing the New Employment Agreement the parties wish to further amend the Employment Agreement, as assigned and amended, by entering into this Amended And Restated Executive Officer Employment Agreement (the "Restated Employment Agreement"), which shall supercede and replace the Employment Agreement, as assigned and amended, in its entirety.

      NOW THEREFORE this Restated Employment Agreement is entered into as of October 1, 2002, by and between the Company and Employee.

      1. TERM OF EMPLOYMENT.

            (a) The Company hereby employs Employee and Employee hereby accepts employment pursuant to the terms and provisions of this Restated Employment Agreement for the period commencing October 1, 2002 and terminating December 31, 2003 (the "Term"), unless Employee's employment pursuant to this Restated Employment Agreement is earlier terminated as hereinafter provided. Unless Employee's employment pursuant to this Restated Employment Agreement has been earlier terminated, at the close of business on December 31, 2003, without further action or notice on the part of either party, Employee's employment with the Company shall end and Employee shall cease to be an employee or officer of the Company without the payment of any further severance, benefits, compensation, claim or other consideration except as provided herein.

      2. SERVICES.

            (a) Employee shall serve as Executive Vice President of the Company, and shall report to the Chief Executive Officer. Employee's duties shall be those as are assigned to Employee from time to time by the Chief Executive Officer, provided that such duties and assignments are commensurate with Employee's training and experience and do not make it unreasonably difficult for Employee to maintain the principal residence he has established in Encinitas, California.

            (b) Employee shall be required to comply with all policies and procedures of the Company, as such shall be adopted, modified or otherwise established by the Company from time to time.

            (c) The Company and Employee agree that the services being provided by Employee for the Company under the terms of this Restated Employment Agreement are unique and intellectual in character and that Employee and the Company are entering into this Restated Employment
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Agreement so that the Company will have the exclusive benefit of those services during the term of the Restated Employment Agreement.

      3. SERVICES.

            (a) Subject to the provisions of subsection 3(b) below, during the term of this Restated Employment Agreement Employee agrees to devote his or her full productive time and best efforts to the performance of Employee's duties hereunder. Employee further agrees, as a condition to the performance by the Company of each and all of its obligations hereunder, that so long as Employee is employed by the Company or otherwise receiving compensation or other consideration from the Company, Employee will not directly or indirectly render services of any nature to, otherwise become employed by, or otherwise participate or engage in any other business without the Company's prior written consent. Employee further agrees to execute such secrecy, non-disclosure, patent, trademark, copyright and other proprietary rights agreements, if any, as the Company may from time to time reasonably require.

            (b) Nothing contained in subsection 3(a) above shall be deemed to preclude Employee from having outside personal investments and involvement with appropriate community activities, or from devoting a reasonable amount of time to such matters, provided that this shall in no manner interfere with or derogate from Employee's work for the Company. Moreover, the Company is aware that Employee will be seeking other employment during the Term of this Restated Employment Agreement, and will make reasonable accommodations to permit Employee personal time to conduct such search.

      4. COMPENSATION. While employed by the Company pursuant to this Restated Employment Agreement, the Company agrees to compensate Employee as follows:

            (a) The Company agrees to pay Employee a base salary at the rate of $400,000.00 per year, payable in bi-weekly installments.

            (b) The Company shall provide Employee an opportunity to earn an annual bonus based upon participation in the Company's officer bonus plan as it may or may not exist from time to time. Employee acknowledges that currently all bonuses are discretionary, that the current officer bonus plan does not include any nondiscretionary bonus plan, and that the Company does not currently contemplate establishing any nondiscretionary bonus plan applicable to Employee.

      5. EXPENSES AND BENEFITS. While employed by the Company pursuant to this Restated Employment Agreement, the Company agrees to provide the following benefits to Employee:

            (a) Reasonable and Necessary Expenses. In addition to the compensation provided for in Section 4 hereof, the Company shall reimburse Employee for all reasonable, customary, and necessary expenses incurred in the performance of Employee's duties hereunder. Employee shall first account for such expenses by submitting a signed statement itemizing such expenses prepared in accordance with the policy set by the Company for reimbursement of such expenses. The amount, nature, and extent of such expenses shall always be subject to the control, supervision, and direction of the Company and its Chief Executive Officer.

            (b) Vacation. Employee shall receive four (4) weeks paid vacation for each twelve (12) month period of employment with the Company. The vacation may be taken any time during the year subject to prior approval by the Company, such approval not to be unreasonably withheld. Any unused vacation will be carried forward from year to year. The maximum vacation time Employee

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may accrue shall be three times Employee's annual vacation benefit. The Company reserves the right to pay Employee for unused, accrued vacation benefits in lieu of providing time off.

            (c) Benefits. The Company shall provide for Employee to:

                  (i) participate in the Company's health insurance and disability insurance plans as the same may be modified from time to time;

                  (ii) receive, if Employee is insurable under usual underwriting standards, term life insurance coverage on Employee's life, payable to whomever the Employee directs, in the face amount of $1,000,000.00, provided that Employee's physical condition does not prevent Employee from qualifying for such insurance coverage under reasonable terms and conditions;

                  (iii) participate in the Company's 401(k) pension plan pursuant to the terms of the plan, as the same may be modified from time to time;

                  (iv) participate in the Company's Executive Deferred Compensation Plan, as the same may be modified from time to time; and

                  (v) participate in any other benefit plans the Company provides from time to time to senior executive officers. It is understood that benefit plans within the meaning of this subsection do not include compensation or bonus plans.

            (d) Estate Planning and Other Perquisites. To the extent the Company provides tax and estate planning and related services, or any other perquisites and personal benefits to other senior executive officers generally from time to time, such services and perquisites shall be made available to Employee on the same terms and conditions.

            (e) Club Membership. Employee shall be provided with access to a country club in accordance with the Company's country club membership policy, as modified from time to time. The club membership itself shall belong to and be the property of the Company, not Employee.

      6. TAX INDEMNIFICATION. Employee shall be indemnified by the Company for certain excise tax obligations, as more specifically set forth in Exhibit A to this Restated Employment Agreement.

      7. NONCOMPETITION.

            (a) Other Business. To the fullest extent permitted by law, Employee agrees that, while employed by the Company or otherwise receiving compensation or other consideration from the Company, Employee will not, whether as agent, consultant, holder of a beneficial interest, creditor, or in any other capacity, engage in any business or venture which engages in competition with the business of the Company or any of its affiliates, or have any interest in any person, firm, corporation, or venture which engages in competition with the business of the Company or any of its affiliates. For purposes of this section, the ownership of interests in a broadly based mutual fund shall not constitute ownership of the stocks held by the fund.

            (b) Other Employees. Except as may be required in the performance of his duties hereunder, Employee shall not cause or induce, or attempt to cause or induce, any person now or hereafter employed by the Company or any of its affiliates to terminate such employment, nor shall Employee directly or indirectly employ any person who is now or hereafter employed by the Company or any of its affiliates for a period of one (1) year from the date Employee ceases to be employed by the Company.



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            (c) Suppliers. While employed by the Company, and for one (1) year thereafter, Employee shall not cause or induce, or attempt to cause or induce, any person or firm supplying goods, services or credit to the Company or any of its affiliates to diminish or cease furnishing such goods, services or credit.

            (d) Conflict of Interest. While employed by the Company, Employee shall not engage in any conduct or enterprise that shall constitute an actual or apparent conflict of interest with respect to Employee's duties and obligations to the Company.

            (e) Non-Interference. While employed by the Company, and for one (1) year thereafter, Employee shall not in any way undertake to harm, injure or disparage the Company, its officers, directors, employees, agents, affiliates, vendors, products, or customers, or their successors. Employee understands that it is the policy of the Company that only the Chief Executive Officer, the Senior Vice President, Global Press and Public Relations, and their specific designees may speak to the press or media about the Company or its business, and agrees not to interfere with the Company's press and public relations by violating this policy.

      8. TERMINATION.

            (a) Termination At a Party's Convenience. Employee's employment under this Restated Employment Agreement may be terminated by either party hereto at its convenience at any time. In the event of a termination for a party's convenience, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) the immediate vesting of all unvested stock options held by Employee as of the date of such termination. In addition to the foregoing, and subject to the provisions of
Section 20, Employee shall be entitled to receive Special Severance equal to (i) severance payments equal to Employee's then current salary, paid at the same rate and on the same schedule as in effect at the time of termination, through December 31, 2003; (ii) the payment of premiums owed for COBRA insurance benefits through December 31, 2003; and (iii) no other severance.

            (b) Termination by the Company for Substantial Cause. Employee's employment under this Restated Employment Agreement may be terminated immediately by the Company for substantial cause at any time. In the event of a termination by the Company for substantial cause, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) no other severance. "Substantial cause" shall mean for purposes of this subsection failure by Employee to substantially perform his or her duties, material breach of this Restated Employment Agreement, or misconduct, including but not limited to, dishonesty, theft, use or possession of illegal drugs during work, and/or felony criminal conduct.

            (c) Termination by Employee for Substantial Cause. Employee's employment under this Restated Employment Agreement may be terminated immediately by Employee for substantial cause at any time. In the event of a termination by Employee for substantial cause, Employee shall be entitled to receive (i) any compensation accrued and unpaid as of the date of termination; and (ii) the immediate vesting of all unvested stock options held by Employee as of the date of such termination. In addition to the foregoing, and subject to the provisions of Section 20, Employee shall be entitled to receive Special Severance equal to (i) severance payments equal to Employee's then current salary, paid at the same rate and on the same schedule as in effect at the time of termination, through December 31, 2003; (ii) the payment of premiums owed for COBRA insurance benefits through December 31, 2003; and (iii) no other severance. "Substantial cause" shall mean for purposes of this subsection a material breach of this Restated Employment Agreement by the Company.



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
            (d) Termination Due to Permanent Disability. Subject to all applicable laws, Employee's employment under this Restated Employment Agreement may be terminated immediately by the Company in the event Employee becomes permanently disabled. Permanent disability shall be defined as Employee's failure to perform or being unable to perform all or substantially all of Employee's duties under this Restated Employment Agreement for a continuous period of more than six (6) months on account of any physical or mental disability, either as mutually agreed to by the parties or as reflected in the opinions of three qualified physicians, one of which has been selected by the Company, one of which has been selected by Employee, and one of which has been selected by the two other physicians jointly. In the event of a termination by the Company due to Employee's permanent disability, Employee shall be entitled to (i) any compensation accrued and unpaid as of the date of termination; (ii) severance payments equal to Employee's then current salary, paid at the same rate and on the same schedule as in effect at the time of termination, through December 31, 2003; (iii) the immediate vesting of outstanding but unvested stock options held by Employee as of such termination date in a prorated amount based upon the number of days in the option vesting period that elapsed prior to Employee's termination; (iv) the payment of premiums owed for COBRA insurance benefits through December 31, 2003; and (v) no other severance. The Company shall be entitled to take, as an offset against any amounts due pursuant to subsections (i) and (ii) above, any amounts received by Employee pursuant to disability or other insurance, or similar sources, provided by the Company.

            (e) Termination Due to Death. Employee's employment under this Restated Employment Agreement shall be terminated immediately by the Company in the event of Employee's death. In the event of a termination due to Employee's death, Employee's estate shall be entitled to (i) any compensation accrued and unpaid as of the date of death; (ii) severance payments equal to Employee's then current base salary, paid at the same rate and on the same schedule as in effect at the time of death, through December 31, 2003, whichever is shorter; (iii) the immediate vesting of outstanding but unvested stock options held by Employee as of the date of death in a prorated amount based upon the number of days in the option vesting period that elapsed prior to Employee's death; and (iv) no other severance.

            (f) Any severance payments shall be subject to usual and customary employee payroll practices and all applicable withholding requirements. Except for such severance pay and other amounts specifically provided pursuant to this
Section 8, Employee shall not be entitled to any further compensation, bonus, damages, restitution, relocation benefits, or other severance benefits upon termination of employment. The amounts payable to Employee pursuant to this
Section 8 shall not be treated as damages, but as severance compensation to which Employee is entitled by reason of termination of employment under the applicable circumstances. The Company shall not be entitled to set off against the amounts payable to Employee hereunder any amounts earned by Employee in other employment after termination of his or her employment with the Company pursuant to this Restated Employment Agreement, or any amounts which might have been earned by Employee in other employment had Employee sought such other employment. The provisions of this Section 8 shall not limit Employee's rights under or pursuant to any other agreement or understanding with the Company regarding any pension, profit sharing, insurance or other employee benefit plan of the Company to which Employee is entitled pursuant to the terms of such plan.

            (g) Termination by Mutual Agreement of the Parties. Employee's employment pursuant to this Restated Employment Agreement may be terminated at any time upon the mutual agreement in writing of the parties. Any such termination of employment shall have the consequences specified in such agreement.

      9. SURRENDER OF EQUIPMENT, BOOKS AND RECORDS. Employee understands and agrees that all equipment, books, records, customer lists and documents connected with the business of the Company and/or its affiliates are the property of and belong to the Company. Under

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
no circumstances shall Employee remove from the Company's facilities any of the Company's and/or its affiliates' equipment, books, records, documents, lists or any copies of the same without the Company's permission, nor shall Employee make any copies of the Company's and/or its affiliates' books, records, documents or lists for use outside the Company's offices except as specifically authorized by the Company. Employee shall return to the Company and/or its affiliates all equipment, books, records, documents and customer lists belonging to the Company and/or its affiliates upon termination of Employee's employment with the Company.

      10. GENERAL RELATIONSHIP. Employee shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations, including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

      11. TRADE SECRETS AND CONFIDENTIAL INFORMATION.

            (a) As used in this Restated Employment Agreement, the term "Trade Secrets and Confidential Information" means information, whether written or oral, not generally available to the public, regardless of whether it is suitable to be patented, copyrighted and/or trademarked, which is received from the Company and/or its affiliates, either directly or indirectly, including but not limited to (i) concepts, ideas, plans and strategies involved in the Company's and/or its affiliates' products, (ii) the processes, formulae and techniques disclosed by the Company and/or its affiliates to Employee or observed by Employee, (iii) the designs, inventions and innovations and related plans, strategies and applications which Employee develops during the term of this Restated Employment Agreement in connection with the work performed by Employee for the Company and/or its affiliates; and (iv) third party information which the Company and/or its affiliates has/have agreed to keep confidential.

            (b) Notwithstanding the provisions of subsection 11(a), the term "Trade Secrets and Confidential Information" does not include (i) information which, at the time of disclosure or observation, had been previously published or otherwise publicly disclosed; (ii) information which is published (or otherwise publicly disclosed) after disclosure or observation, unless such publication is a breach of this Restated Employment Agreement or is otherwise a violation of contractual, legal or fiduciary duties owed to the Company, which violation is known to Employee; or (iii) information which, subsequent to disclosure or observation, is obtained by Employee from a third person who is lawfully in possession of such information (which information is not acquired in violation of any contractual, legal, or fiduciary obligation owed to the Company with respect to such information, and is known by Employee) and who is not required to refrain from disclosing such information to others.

            (c) While employed by the Company, Employee will have access to and become familiar with various Trade Secrets and Confidential Information. Employee acknowledges that the Trade Secrets and Confidential Information are owned and shall continue to be owned solely by the Company and/or its affiliates. Employee agrees that Employee will not, at any time, whether during or subsequent to Employee's employment by the Company and/or its affiliates, use or disclose Trade Secrets and Confidential Information for any competitive purpose or divulge the same to any person other than the Company or persons with respect to whom the Company has given its written consent, unless Employee is compelled to disclose it by governmental process. In the event Employee believes that Employee is legally required to disclose any Trade Secrets or Confidential Information, Employee shall give reasonable notice to the Company prior to disclosing such information and shall assist the Company in taking such legally permissible steps as are reasonable and necessary to protect the Trade Secrets or Confidential Information, including, but not limited to, execution by the receiving party of a non-disclosure agreement in a form acceptable to the Company.

            (d) The provisions of this Section 11 shall survive the termination or expiration of this Restated Employment Agreement, and shall be binding upon Employee in perpetuity.



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
      12. ASSIGNMENT OF RIGHTS.

            (a) As used in this Restated Employment Agreement, "Designs, Inventions and Innovations," whether or not they have been patented, trademarked, or copyrighted, include, but are not limited to designs, inventions, innovations, ideas, improvements, processes, sources of and uses for materials, apparatus, plans, systems and computer programs relating to the design, manufacture, use, distribution and management of the Company's and/or its affiliates' products.

            (b) As a material part of the terms and understandings of this Restated Employment Agreement, Employee agrees to assign to the Company all Designs, Inventions and Innovations developed, conceived and/or reduced to practice by Employee, alone or with anyone else, in connection with the work performed by Employee for the Company during Employee's employment with the Company, regardless of whether they are suitable to be patented, trademarked and/or copyrighted.

            (c) Employee agrees to disclose in writing to the President and CEO of the Company any Design, Invention or Innovation relating to the business of the Company and/or its affiliates, which Employee develops, conceives and/or reduces to practice in connection with any work performed by Employee for the Company, either alone or with anyone else, while employed by the Company and/or within twelve (12) months of the termination of employment. Employee shall disclose all Designs, Inventions and Innovations to the Company, even if Employee does not believe that he or she is required under this Restated Employment Agreement, or pursuant to California Labor Code Section 2870, to assign his or her interest in such Design, Invention or Innovation to the Company. If the Company and Employee disagree as to whether or not a Design, Invention or Innovation is included within the terms of this Restated Employment Agreement, it will be the responsibility of Employee to prove that it is not included.

            (d) Pursuant to California Labor Code Section 2870, the obligation to assign as provided in this Restated Employment Agreement does not apply to any Design, Invention or Innovation to the extent such obligation would conflict with any state or federal law. The obligation to assign as provided in this Restated Employment Agreement does not apply to any Design, Invention or Innovation that Employee developed entirely on Employee's own time without using the Company's equipment, supplies, facilities or Trade Secrets and Confidential Information except those Designs, Inventions or Innovations that either:

                  (i) Relate at the time of conception or reduction to practice to the Company's and/or its affiliates' business, or actual or demonstrably anticipated research of the Company and/or its affiliates; or

                  (ii) Result from any work performed by Employee for the Company and/or its affiliates.

            (e) Employee agrees that any Design, Invention and/or Innovation which is required under the provisions of this Restated Employment Agreement to be assigned to the Company shall be the sole and exclusive property of the Company. Upon the Company's request, at no expense to Employee, Employee shall execute any and all proper applications for patents, copyrights and/or trademarks, assignments to the Company, and all other applicable documents, and will give testimony when and where requested to perfect the title and/or patents (both within and without the United States) in all Designs, Inventions and Innovations belonging to the Company.

            (f) The provisions of this Section 12 shall survive the termination or expiration of this Restated Employment Agreement, and shall be binding upon Employee in perpetuity.



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      13. ASSIGNMENT. This Restated Employment Agreement shall be binding upon and shall inure to the benefit of the parties hereto and the successors and assigns of the Company. Employee shall have no right to assign his rights, benefits, duties, obligations or other interests in this Restated Employment Agreement, it being understood that this Restated Employment Agreement is personal to Employee.

      14. ENTIRE UNDERSTANDING. This Restated Employment Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and no other representations, warranties or agreements whatsoever as to that subject matter have been made by Employee or the Company. This Restated Employment Agreement shall not be modified, amended or terminated except by another instrument in writing executed by the parties hereto. This Restated Employment Agreement replaces and supersedes any and all prior understandings or agreements between Employee and the Company regarding employment.

      15. NOTICES. Any notice, request, demand, or other communication required or permitted hereunder, shall be deemed properly given when actually received or within five (5) days of mailing by certified or registered mail, postage prepaid, to:

          Employee:   Ian B. Rowden
                      ____________________________
                      ____________________________

          Company:    Callaway Golf Company
                      2180 Rutherford Road
                      Carlsbad, California  92008
                      Attn:  Steven C. McCracken
                      Senior Executive Vice President, Chief Legal Officer

or to such other address as Employee or the Company may from time to time furnish, in writing, to the other.

      16. IRREVOCABLE ARBITRATION OF DISPUTES.

            (A) EMPLOYEE AND THE COMPANY AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS RESTATED EMPLOYMENT AGREEMENT, ITS INTERPRETATION, ENFORCEABILITY, OR APPLICABILITY, OR RELATING TO EMPLOYEE'S EMPLOYMENT, OR THE TERMINATION THEREOF, THAT CANNOT BE RESOLVED BY MUTUAL AGREEMENT OF THE PARTIES SHALL BE SUBMITTED TO BINDING ARBITRATION. THIS INCLUDES, BUT IS NOT LIMITED TO, ALLEGED VIOLATIONS OF FEDERAL, STATE AND/OR LOCAL STATUTES, CLAIMS BASED ON ANY PURPORTED BREACH OF DUTY ARISING IN CONTRACT OR TORT, INCLUDING BREACH OF CONTRACT, BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, VIOLATION OF PUBLIC POLICY, VIOLATION OF ANY STATUTORY, CONTRACTUAL OR COMMON LAW RIGHTS, BUT EXCLUDING WORKERS' COMPENSATION, UNEMPLOYMENT MATTERS, OR ANY MATTER FALLING WITHIN THE JURISDICTION OF THE STATE LABOR COMMISSIONER. THE PARTIES AGREE THAT ARBITRATION IS THE PARTIES' ONLY RECOURSE FOR SUCH CLAIMS AND HEREBY WAIVE THE RIGHT TO PURSUE SUCH CLAIMS IN ANY OTHER FORUM, UNLESS OTHERWISE PROVIDED BY LAW. ANY COURT ACTION INVOLVING A DISPUTE WHICH IS NOT SUBJECT TO ARBITRATION SHALL BE STAYED PENDING ARBITRATION OF ARBITRABLE DISPUTES.

            (B) EMPLOYEE AND THE COMPANY AGREE THAT THE ARBITRATOR SHALL HAVE THE AUTHORITY TO ISSUE PROVISIONAL RELIEF. EMPLOYEE AND THE COMPANY FURTHER AGREE THAT EACH HAS THE RIGHT, PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE
SECTION 1281.8, TO APPLY TO A COURT FOR A PROVISIONAL REMEDY IN CONNECTION WITH AN ARBITRABLE DISPUTE SO AS TO PREVENT THE ARBITRATION

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
FROM BEING RENDERED INEFFECTIVE.

            (C) ANY DEMAND FOR ARBITRATION SHALL BE IN WRITING AND MUST BE COMMUNICATED TO THE OTHER PARTY PRIOR TO THE EXPIRATION OF THE APPLICABLE STATUTE OF LIMITATIONS.

            (D) THE ARBITRATION SHALL BE CONDUCTED PURSUANT TO THE PROCEDURAL RULES STATED IN THE NATIONAL RULES FOR RESOLUTION OF EMPLOYMENT DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE ARBITRATION SHALL BE CONDUCTED IN SAN DIEGO BY A FORMER OR RETIRED JUDGE OR ATTORNEY WITH AT LEAST 10 YEARS EXPERIENCE IN EMPLOYMENT-RELATED DISPUTES, OR A NON-ATTORNEY WITH LIKE EXPERIENCE IN THE AREA OF DISPUTE, WHO SHALL HAVE THE POWER TO HEAR MOTIONS, CONTROL DISCOVERY, CONDUCT HEARINGS AND OTHERWISE DO ALL THAT IS NECESSARY TO RESOLVE THE MATTER. THE PARTIES MUST MUTUALLY AGREE ON THE ARBITRATOR. IF THE PARTIES CANNOT AGREE ON THE ARBITRATOR AFTER THEIR BEST EFFORTS, AN ARBITRATOR FROM THE AMERICAN ARBITRATION ASSOCIATION WILL BE SELECTED PURSUANT TO THE AMERICAN ARBITRATION ASSOCIATION NATIONAL RULES FOR RESOLUTION OF EMPLOYMENT DISPUTES. THE COMPANY SHALL PAY THE COSTS OF THE ARBITRATOR'S FEES.

            (E) THE ARBITRATION WILL BE DECIDED UPON A WRITTEN DECISION OF THE ARBITRATOR STATING THE ESSENTIAL FINDINGS AND CONCLUSIONS UPON WHICH THE AWARD IS BASED. THE ARBITRATOR SHALL HAVE THE AUTHORITY TO AWARD DAMAGES, IF ANY, TO THE EXTENT THAT THEY ARE AVAILABLE UNDER APPLICABLE LAW(S). THE ARBITRATION AWARD SHALL BE FINAL AND BINDING, AND MAY BE ENTERED AS A JUDGMENT IN ANY COURT HAVING COMPETENT JURISDICTION. EITHER PARTY MAY SEEK REVIEW PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1286, ET SEQ.

            (F) IT IS EXPRESSLY UNDERSTOOD THAT THE PARTIES HAVE CHOSEN ARBITRATION TO AVOID THE BURDENS, COSTS AND PUBLICITY OF A COURT PROCEEDING, AND THE ARBITRATOR IS EXPECTED TO HANDLE ALL ASPECTS OF THE MATTER, INCLUDING DISCOVERY AND ANY HEARINGS, IN SUCH A WAY AS TO MINIMIZE THE EXPENSE, TIME, BURDEN AND PUBLICITY OF THE PROCESS, WHILE ASSURING A FAIR AND JUST RESULT. THE ARBITRATOR SHALL ALLOW REASONABLE DISCOVERY AS PROVIDED IN THE CALIFORNIA ARBITRATION ACT, BUT SHALL CONTROL THE AMOUNT AND SCOPE OF DISCOVERY.

            (G) THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THE RESTATED EMPLOYMENT AGREEMENT, AND SHALL BE BINDING UPON THE PARTIES.

THE PARTIES HAVE READ SECTION 16 AND IRREVOCABLY AGREE TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE.

                ______ (EMPLOYEE)        ______ (COMPANY)

      17. MISCELLANEOUS.

            (a) Headings. The headings of the several sections and paragraphs of this Restated Employment Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

            (b) Waiver. Failure of either party at any time to require performance by the other of any provision of this Restated Employment Agreement shall in no way affect that party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be held to be a waiver of any succeeding breach of any provision or a waiver of the provision itself.

            (c) Applicable Law. This Restated Employment Agreement shall constitute a contract under the internal laws of the State of California and shall be governed and construed in accordance with the laws of said state as to both interpretation and performance.

            (d) Severability. In the event any provision or provisions of this Restated Employment Agreement is or are held invalid, the remaining provisions of this Restated Employment Agreement shall not be affected thereby.

            (e) Advertising Waiver. Employee agrees to permit the Company and/or its affiliates, and persons or other organizations authorized by the Company and/or its affiliates, to use, publish and distribute advertising or sales promotional literature concerning the products of the Company and/or its affiliates, or the machinery and equipment used in the manufacture thereof, in which Employee's name and/or pictures of Employee taken in the course of Employee's provision of services to the Company and/or its affiliates, appear. Employee hereby waives and releases any claim or right Employee may otherwise have arising out of such use, publication or distribution. This right shall continue throughout the time Employee is employed by the Company, and shall continue thereafter with respect to materials created and in use as of the last day Employee is employed by the Company.

            (f) Counterparts. This Restated Employment Agreement may be executed in one or more counterparts which, when fully executed by the parties, shall be treated as one agreement.

      18. Release of Claims - General Release.

            (a) In consideration for the Company's agreement to employ Employee pursuant to this Restated Employment Agreement, which provides to Employee certain benefits as compared with other options available to the Company under the Employment Agreement, as assigned and amended, Employee hereby irrevocably and unconditionally releases and forever discharges the Company, its predecessors, successors, subsidiaries, affiliates and benefit plans, and each and every past, present and future officer, director, employee, representative and attorney of the Company, its, predecessors, successors, subsidiaries, affiliates and benefit plans, and their successors and assigns (collectively referred to herein as the "Releasees"), from any, every, and all charges, complaints, claims, causes of action, and lawsuits of any kind whatsoever, including, to the extent permitted under the law, all claims which Employee has against the Releasees, or any of them, arising from or in any way related to circumstances or events arising out of Employee's employment by the Company, including, but not limited to, harassment, discrimination, retaliation, failure to progressively discipline Employee, termination of employment, violation of state and/or federal wage and hour laws, violations of any notice requirement, violations of the California Labor Code, or breach of any employment agreement, together with any and all other claims Employee now has against the Releasees, through the date of execution of this Restated Employment Agreement. EMPLOYEE ALSO SPECIFICALLY AGREES AND ACKNOWLEDGES THAT EMPLOYEE IS WAIVING ANY RIGHT TO RECOVERY AGAINST RELEASEES BASED ON STATE OR FEDERAL AGE, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII, THE AMERICANS WITH DISABILITIES ACT, THE CALIFORNIA FAIR HOUSING AND EMPLOYMENT ACT, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE FAMILY MEDICAL RIGHTS ACT, THE CALIFORNIA FAMILY RIGHTS ACT OR BASED ON THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OR THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY EMPLOYEE OR A GOVERNMENTAL AGENCY.

            (b) Employee understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. Section 621, et seq.) that may arise after the date this Restated Employment Agreement is executed are not waived. Nothing in this Restated Employment Agreement shall be construed to prohibit the Employee from exercising his right to file a charge with the Equal Employment Opportunity Commission or from participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission.

            (c) Employee understands and agrees that if Employee files such a charge, the Company has the right to raise the defense that the charge is barred by this Restated Employment Agreement.

            (d) Although the Company grants no release of claims to Employee pursuant to this Restated Employment Agreement, the Company acknowledges that as of the effective date of this Restated Employment Agreement it is not aware of or contemplating any claim or claims against Employee.

      19. SUPERSEDES OLD EMPLOYMENT AGREEMENT. Employee and the Company recognize that prior to the effective date of this Restated Employment Agreement they were parties to the Employment Agreement, as assigned and amended. It is the intent of the parties that as of the effective date of this Restated Employment Agreement, this Restated Employment Agreement shall replace and supersede the Employment Agreement entirely, that the Employment Agreement shall no longer be of any force or effect except as to Sections 7, 12, 13, 15 and 18 thereof, and that to the extent there is any conflict between the Employment Agreement and this Restated Employment Agreement, this Restated Employment Agreement shall control and all agreements shall be construed so as to give the maximum force and effect to the provisions of this Restated Employment Agreement.

      20. CONDITIONS ON SPECIAL SEVERANCE. Notwithstanding anything else to the contrary, it is expressly understood that any obligation of the Company to pay Special Severance pursuant to this Restated Employment Agreement shall be subject to:

            (a) Employee's continued compliance with the terms and conditions of Sections 7(a), 7(b), 7(c), 7(e), 11, 12 and 16;

            (b) Employee must not, whether as agent, consultant, holder of a beneficial interest, creditor, or in any other capacity, engage in any business which engages in competition with the businesses of the Company or any of its affiliates, or have any interest in any person, firm, corporation, or venture which competes with the businesses of the Company or any of its affiliates. For purposes of this section, the ownership of interests in a broadly based mutual fund shall not constitute ownership of the stocks held by the fund; and

            (c) Employee must not, directly, indirectly, or in any other way, disparage the Company, its officers or employees, vendors, customers, products or activities, or otherwise interfere with the Company's press, public and media relations.

            (d) If employment is terminated pursuant to Section 8(a) of the Restated Employment Agreement, payment of any and all Special Severance pursuant to this Restated Employment Agreement is expressly conditioned upon Employee's execution, without subsequent revocation, of a release in the form attached hereto as Exhibit B, effective as of the date on which employment is terminated.

      21. TRADE SECRETS OF OTHERS. It is the understanding of both the Company and Employee that Employee shall not divulge to the Company any confidential information of trade secrets belonging to others, including Employee's former employers, nor shall the Company seek to elicit from Employee any such information. Consistent with the foregoing, Employee shall not provide to the Company, and the Company shall not request, any documents or copies of documents containing such information.

      IN WITNESS WHEREOF, the parties have caused this Restated Employment Agreement to be executed effective the date first written above.

EMPLOYEE                                   COMPANY
                                           Callaway Golf Company,
                                           a Delaware corporation



/s/ Ian B. Rowden                          By: /s/ Ronald A. Drapeau
-------------------------------               -------------------------------
Ian B. Rowden                              Ronald A. Drapeau
                                           President and Chief Executive Officer

                                                                       EXHIBIT A

                               TAX INDEMNIFICATION

      Pursuant to Section 6 of Employee's Amended and Restated Executive Officer Employment Agreement ("Section 6"), the Company agrees to indemnify Employee with respect to certain excise tax obligations as follows:

      1. Definitions. For purposes of Section 6 and this Exhibit A, the following terms shall have the meanings specified herein:

            (a) "Claim" shall mean any written claim (whether in the form of a tax assessment, proposed tax deficiency or similar written notification) by the Internal Revenue Service or any state or local tax authority that, if successful, would result in any Excise Tax or an Underpayment.

            (b) "Code" shall mean the Internal Revenue Code of 1986, as amended. All references herein to any section, subsection or other provision of the Code shall be deemed to refer to any successor thereto.

            (c) "Excise Tax" shall mean (i) any excise tax imposed by Section 4999 of the Code or any comparable federal, state or local tax, and (ii) any interest and/or penalties incurred with respect to any tax described in 1(c)(i).

            (d) Gross-Up Payment shall mean a cash payment as specified in
Section 2.

            (e) "Overpayment" and "Underpayment" shall have the meanings specified in Section 4.

            (f) "Payment" shall mean any payment, benefit or distribution (including, without limitation, cash, the acceleration of the granting, vesting or exercisability of stock options or other incentive awards, or the accrual or continuation of any other payments or benefits) granted or paid to or for the benefit of Employee by the Company or by any person or persons whose actions result in a Taxable Event (as defined in this Section), or by any person affiliated with the Company or such person(s), whether paid or payable pursuant to the terms of this Agreement or otherwise. Notwithstanding the foregoing, a Payment shall not include any Gross-Up Payment required under Section 6 and this Exhibit A

            (g) "Taxable Event" shall mean any change in control or other event which triggers the imposition of any Excise Tax on any Payment.

      2. In the event that any Payment is determined to be subject to any Excise Tax, then Employee shall be entitled to receive from the Company a Gross-Up Payment in an amount such that, after the payment of all income taxes, Excise Taxes and any other taxes imposed with respect to the Gross-Up Payment (together with payment of all interest and penalties imposed with respect to any such taxes), Employee shall retain a net amount of the Gross-Up Payment equal to the Excise Tax imposed with respect to the Payments.

      3. All determinations required to be made under Section 6 and this Exhibit A, including, without limitation, whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment, and the assumptions to be utilized in arriving at such determinations, shall be made by the accounting firm of Pricewaterhouse Coopers LLP or, if applicable, its successor as the Company's independent auditor (the "Accounting Firm"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Taxable Event to which a possible Gross-Up Payment is related, another nationally recognized accounting firm that is mutually acceptable to the Company and Employee shall be appointed to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). The Accounting Firm shall provide detailed supporting calculations to the Company and to Employee regarding the amount of Excise Tax (if any) which is payable, and the Gross-Up Payment (if any) required hereunder, with respect to any Payment or Payments, with such calculations to be provided at such time as may be requested by the Company but in no event later than fifteen (15) business days following receipt of a written notice from Employee that there has been a Payment that may be subject to an Excise Tax. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment as determined pursuant to
Section 6 and this Exhibit A shall be paid by the Company to Employee within five (5) business days after receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by Employee, the Accounting Firm shall furnish Employee with a written opinion that failure to disclose, report or pay the Excise Tax on Employee's federal or other applicable tax returns will not result in the imposition of a negligence penalty, understatement penalty or other similar penalty. All determinations by the Accounting Firm shall be binding upon the Company and Employee in the absence of clear and indisputable mathematical error. Following receipt of a Gross-Up Payment as provided herein, Employee shall be obligated to properly and timely report his Excise Tax liability on the applicable tax returns or reports and to pay the full amount of Excise Tax with funds provided through such Gross-Up Payment. Notwithstanding the foregoing, if the Company reasonably determines that the Employee will be unable or otherwise may fail to make such Excise Tax payment, the Company may elect to pay the Excise Tax to the Internal Revenue Service and/or other applicable tax authority on behalf of the Employee, in which case the Company shall pay the net balance of the Gross-Up Payment (after deduction of such Excess Tax payment) to the Employee.

      4. As a result of uncertainty in the application of Section 4999 of the Code, it is possible that a Gross-Up Payment will not have been made by the Company that should have been made (an "Underpayment") or that a Gross-Up Payment is made that should not have been made (an "Overpayment"). In the event that Employee is required to make a payment of any Excise Tax, due to an Underpayment, the Accounting Firm shall determine the amount of Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to Employee in which case Employee shall be obligated to make a timely payment of the full amount of the applicable Excise Tax to the applicable tax authority, provided, however, the Company may elect to pay the Excise Tax to the applicable tax authority on behalf of Employee consistent with the provisions of
Section 3, in which case the Company shall pay the net balance of the Underpayment (after deduction of such Excise Tax payment) to Employee. In the event that the Accounting Firm determines that an Overpayment has been made, any such Overpayment shall be repaid by Employee to the Company within ninety (90) days after written demand to Employee by the Company, provided, however, that Employee shall have no obligation to repay any amount of the Overpayment that has been paid to, and not recovered from, a tax authority, provided further, however, in such event the Company may direct Employee to prosecute a claim for a refund of such amount consistent with the principles set forth in Section 5.

      5. Employee shall notify the Company in writing of any Claim. Such notice
(a) shall be given as soon as practicable, but in no event later than fifteen
(15) business days, following Employee's receipt of written notice of the Claim from the applicable tax authority, and (b) shall include a compete and accurate copy of the tax authority's written Claim or otherwise fully inform the Company of the nature of the Claim and the date on which any payment of the Claim must be paid, provided that Employee shall not be required to give notice to the Company of facts of which the Company is already aware, and provided further that failure or delay by Employee to give such notice shall not constitute a breach of Section 6 or this Exhibit A except to the extent that the Company is prejudiced thereby. Employee shall not pay any portion of a Claim prior to the earlier of (a) the expiration of thirty (30) days following the date on which Employee gives the foregoing notice to the

Company, (b) the date that any Excise Tax payment under the Claim is due, or (c) the date the Company notifies Employee that it does not intend to contest the Claim. If, prior to expiration of such period, the Company notifies Employee in writing that it desires to contest the Claim, Employee shall:

            (a) give the Company any information reasonably requested by the Company relating to the Claim;

            (b) take such action in connection with contesting the Claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to the Claim by an attorney selected and compensated by the Company who is reasonably acceptable to Employee;

            (c) cooperate with the Company in good faith in order to effectively contest the Claim; and

            (d) permit the Company to participate (at its expense) in any and all proceedings and conferences pertaining to the Claim; provided, however, that the Company shall bear and pay directly all costs and expenses (including, without limitation, additional interest and penalties and attorneys' fees) incurred in connection with any such contest, and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax (including, without limitation, interest and penalties with respect thereto) and all costs imposed or incurred in connection with such contests. Without limitation upon the foregoing provisions of this Section 5, and except as provided below, the Company shall control all proceedings concerning any such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with tax authorities pertaining to the Claim. At the written request of the Company, and upon payment to Employee of an amount at least equal to the Claim plus any additional amount necessary to obtain the jurisdiction of the appropriate tribunal and/or court, Employee shall pay the same and sue for a refund or otherwise contest the Claim in any permissible manner as directed by the Company. Employee agrees to prosecute any contest of a Claim to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine, provided, however, that if the Company requests Employee to pay the Claim and sue for a refund, the Company shall indemnify and hold Employee harmless, on an after-tax basis, from any Excise Tax or income tax (including, without limitation, interest and penalties with respect thereto) and costs imposed or incurred in connection with such contest or with respect to any imputed income attributable to any advances or payments by the Company hereunder. Any extension of the statute of limitations relating to assessment of any Excise Tax for the taxable year of Employee which is the subject of a Claim is to be limited solely to the Claim. Furthermore, the Company's control of a contest as provided hereunder shall be limited to issues for which a Gross-Up Payment would be payable hereunder, and Employee shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other tax authority.

      6. If Employee receives a refund from a tax authority of all or any portion of an Excise Tax paid by or on behalf of Employee with amounts advanced by the Company pursuant to Section 6 and this Exhibit A, Employee shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). Employee shall, if so directed by the Company, file and otherwise prosecute a claim for refund of any Excise Tax payment made by or on behalf of Employee with amounts advanced by the Company pursuant to Section 6 and this Exhibit A, with any such refund claim to be effected in accordance with the principles set forth in Section 5. If a determination is made that Employee shall not be entitled to any refund and the Company does not notify Employee in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then Employee shall have no further obligation hereunder to contest such denial or to repay to the Company the amount involved in such unsuccessful refund claim. The amount of any advances which are made by the Company in connection with any such refund claim hereunder, to the extent not refunded by the applicable tax authority to Employee, shall offset, as appropriate consistent with the purposes of Section 6 and this Exhibit A, the amount of any Gross-Up Payment required hereunder to be paid by the Company to Employee.

                                                                       EXHIBIT B

                       RELEASE OF CLAIMS - GENERAL RELEASE

      This Release of Claims - General Release ("Release") is effective as of the date provided for in section 10 below, and is made by and between IAN B. ROWDEN ("Employee") and CALLAWAY GOLF COMPANY (the "Company"), a Delaware corporation. It is entered into in light of the fact that effective _________, Employee's employment with the Company will terminate pursuant to the terms of the Amended and Restated Executive Officer Employment Agreement entered into effective October 1, 2002 (the "Restated Employment Agreement").

      1. Consideration. In consideration for the Special Severance made available to Employee pursuant to the Restated Employment Agreement, Employee agrees to the terms and provisions set forth in this Release.

      2. Release.

            (a) Employee hereby irrevocably and unconditionally releases and forever discharges the Company, its predecessors, successors, subsidiaries, affiliates and benefit plans, and each and every past, present and future officer, director, employee, representative and attorney of the Company, its, predecessors, successors, subsidiaries, affiliates and benefit plans, and their successors and assigns (collectively referred to herein as the "Releasees"), from any, every, and all charges, complaints, claims, causes of action, and lawsuits of any kind whatsoever, including, to the extent permitted under the law, all claims which Employee has against the Releasees, or any of them, arising from or in any way related to circumstances or events arising out of Employee's employment by the Company, including, but not limited to, harassment, discrimination, retaliation, failure to progressively discipline Employee, termination of employment, violation of state and/or federal wage and hour laws, violations of any notice requirement, violations of the California Labor Code, or breach of any employment agreement, together with any and all other claims Employee now has or may have against the Releasees through and including Employee's date of termination from the Company. EMPLOYEE ALSO SPECIFICALLY AGREES AND ACKNOWLEDGES THAT EMPLOYEE IS WAIVING ANY RIGHT TO RECOVERY AGAINST RELEASEES BASED ON STATE OR FEDERAL AGE, SEX, PREGNANCY, RACE, COLOR, NATIONAL ORIGIN, MARITAL STATUS, RELIGION, VETERAN STATUS, DISABILITY, SEXUAL ORIENTATION, MEDICAL CONDITION OR OTHER ANTI-DISCRIMINATION LAWS, INCLUDING, WITHOUT LIMITATION, TITLE VII, THE AMERICANS WITH DISABILITIES ACT, THE CALIFORNIA FAIR HOUSING AND EMPLOYMENT ACT, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, THE FAMILY MEDICAL RIGHTS ACT, THE CALIFORNIA FAMILY RIGHTS ACT OR BASED ON THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OR THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, ALL AS AMENDED, WHETHER SUCH CLAIM BE BASED UPON AN ACTION FILED BY EMPLOYEE OR A GOVERNMENTAL AGENCY.

            (b) Employee understands that rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. Section 621, et seq.) that may arise after the date this Release is executed are not waived. Nothing in this Release shall be construed to prohibit Employee from exercising Employee's right to file a charge with the Equal Employment Opportunity Commission or from participating in any investigation or proceeding conducted by the Equal Employment Opportunity Commission.

            (c) Employee understands and agrees that if Employee files such a charge, the Company has the right to raise the defense that the charge is barred by this Release.

      3. Employee also waives all rights under section 1542 of the Civil Code of the State of California. Section 1542 provides as follows:

                  A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

      4. Governing Law. This Release shall be construed and enforced in accordance with the internal laws of the State of California.

      5. Binding Effect. This Release shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

      6. IRREVOCABLE ARBITRATION OF DISPUTES.

            (A) EMPLOYEE AND THE COMPANY AGREE THAT ANY DISPUTE, CONTROVERSY OR CLAIM ARISING HEREUNDER OR IN ANY WAY RELATED TO THIS RELEASE, ITS INTERPRETATION, ENFORCEABILITY, OR APPLICABILITY, OR RELATING TO EMPLOYEE'S EMPLOYMENT, OR THE TERMINATION THEREOF, THAT CANNOT BE RESOLVED BY MUTUAL AGREEMENT OF THE PARTIES SHALL BE SUBMITTED TO BINDING ARBITRATION. THIS INCLUDES, BUT IS NOT LIMITED TO, ALLEGED VIOLATIONS OF FEDERAL, STATE AND/OR LOCAL STATUTES, CLAIMS BASED ON ANY PURPORTED BREACH OF DUTY ARISING IN CONTRACT OR TORT, INCLUDING BREACH OF CONTRACT, BREACH OF THE COVENANT OF GOOD FAITH AND FAIR DEALING, VIOLATION OF PUBLIC POLICY, VIOLATION OF ANY STATUTORY, CONTRACTUAL OR COMMON LAW RIGHTS, BUT EXCLUDING WORKERS' COMPENSATION, UNEMPLOYMENT MATTERS, OR ANY MATTER FALLING WITHIN THE JURISDICTION OF THE STATE LABOR COMMISSIONER. THE PARTIES AGREE THAT ARBITRATION IS THE PARTIES' ONLY RECOURSE FOR SUCH CLAIMS AND HEREBY WAIVE THE RIGHT TO PURSUE SUCH CLAIMS IN ANY OTHER FORUM, UNLESS OTHERWISE PROVIDED BY LAW. ANY COURT ACTION INVOLVING A DISPUTE WHICH IS NOT SUBJECT TO ARBITRATION SHALL BE STAYED PENDING ARBITRATION OF ARBITRABLE DISPUTES.

            (B) EMPLOYEE AND THE COMPANY AGREE THAT THE ARBITRATOR SHALL HAVE THE AUTHORITY TO ISSUE PROVISIONAL RELIEF. EMPLOYEE AND THE COMPANY FURTHER AGREE THAT EACH HAS THE RIGHT, PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE
SECTION 1281.8, TO APPLY TO A COURT FOR A PROVISIONAL REMEDY IN CONNECTION WITH AN ARBITRABLE DISPUTE SO AS TO PREVENT THE ARBITRATION FROM BEING RENDERED INEFFECTIVE.

            (C) ANY DEMAND FOR ARBITRATION SHALL BE IN WRITING AND MUST BE COMMUNICATED TO THE OTHER PARTY PRIOR TO THE EXPIRATION OF THE APPLICABLE STATUTE OF LIMITATIONS.

            (D) THE ARBITRATION SHALL BE CONDUCTED PURSUANT TO THE PROCEDURAL RULES STATED IN THE NATIONAL RULES FOR RESOLUTION OF EMPLOYMENT DISPUTES OF THE AMERICAN ARBITRATION ASSOCIATION ("AAA"). THE ARBITRATION SHALL BE CONDUCTED IN SAN DIEGO BY A FORMER OR RETIRED JUDGE OR ATTORNEY WITH AT LEAST 10 YEARS EXPERIENCE IN EMPLOYMENT-RELATED DISPUTES, OR A NON-ATTORNEY WITH LIKE EXPERIENCE IN THE AREA OF DISPUTE, WHO SHALL HAVE THE POWER TO HEAR MOTIONS, CONTROL DISCOVERY, CONDUCT HEARINGS AND OTHERWISE DO ALL THAT IS NECESSARY TO RESOLVE THE MATTER. THE PARTIES MUST MUTUALLY AGREE ON THE ARBITRATOR. IF THE PARTIES CANNOT AGREE ON THE ARBITRATOR AFTER THEIR BEST EFFORTS, AN ARBITRATOR FROM THE AMERICAN ARBITRATION ASSOCIATION WILL BE SELECTED PURSUANT TO THE AMERICAN ARBITRATION ASSOCIATION NATIONAL RULES FOR RESOLUTION OF EMPLOYMENT DISPUTES. THE COMPANY SHALL PAY THE COSTS OF THE ARBITRATOR'S FEES.

            (G) THE ARBITRATION WILL BE DECIDED UPON A WRITTEN DECISION OF THE ARBITRATOR

STATING THE ESSENTIAL FINDINGS AND CONCLUSIONS UPON WHICH THE AWARD IS BASED. THE ARBITRATOR SHALL HAVE THE AUTHORITY TO AWARD DAMAGES, IF ANY, TO THE EXTENT THAT THEY ARE AVAILABLE UNDER APPLICABLE LAW(S). THE ARBITRATION AWARD SHALL BE FINAL AND BINDING, AND MAY BE ENTERED AS A JUDGMENT IN ANY COURT HAVING COMPETENT JURISDICTION. EITHER PARTY MAY SEEK REVIEW PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1286, ET SEQ.

            (F) IT IS EXPRESSLY UNDERSTOOD THAT THE PARTIES HAVE CHOSEN ARBITRATION TO AVOID THE BURDENS, COSTS AND PUBLICITY OF A COURT PROCEEDING, AND THE ARBITRATOR IS EXPECTED TO HANDLE ALL ASPECTS OF THE MATTER, INCLUDING DISCOVERY AND ANY HEARINGS, IN SUCH A WAY AS TO MINIMIZE THE EXPENSE, TIME, BURDEN AND PUBLICITY OF THE PROCESS, WHILE ASSURING A FAIR AND JUST RESULT. IN PARTICULAR, THE PARTIES EXPECT THAT THE ARBITRATOR WILL LIMIT DISCOVERY BY CONTROLLING THE AMOUNT OF DISCOVERY THAT MAY BE TAKEN (E.G., THE NUMBER OF DEPOSITIONS OR INTERROGATORIES) AND BY RESTRICTING THE SCOPE OF DISCOVERY ONLY TO THOSE MATTERS CLEARLY RELEVANT TO THE DISPUTE. HOWEVER, AT A MINIMUM, EACH PARTY WILL BE ENTITLED TO AT LEAST ONE DEPOSITION AND SHALL HAVE ACCESS TO ESSENTIAL DOCUMENTS AND WITNESSES AS DETERMINED BY THE ARBITRATOR.

            (G) THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THE RELEASE, AND SHALL BE BINDING UPON THE PARTIES.

THE PARTIES HAVE READ SECTION 6 AND IRREVOCABLY AGREE TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE.

                ______ (EMPLOYEE)        ______ (COMPANY)

      7. Counterparts. This Release may be executed in one or more counterparts which, when fully executed by the parties, shall be treated as one agreement.

      8. Advice of Counsel. The Company hereby advises Employee in writing to discuss this Release with an attorney before executing it. Employee further acknowledges that the Company will provide Employee twenty-one (21) days within which to review and consider this Release before signing it. Should Employee decide not to use the full twenty-one (21) days, then Employee knowingly and voluntarily waives any claims that he was not in fact given that period of time or did not use the entire twenty-one (21) days to consult an attorney and/or consider this Release.

      9. Right to Revoke. The parties acknowledge and agree that Employee may revoke this Release for up to seven (7) calendar days following Employee's execution of this Release and that it shall not become effective or enforceable until the revocation period has expired. The parties further acknowledge and agree that such revocation must be in writing addressed to Steven C. McCracken, Senior Executive Vice President, Chief Legal Officer, of Callaway Golf Company (at the address shown below) and received no later than midnight on the seventh day following the execution of this Release by Employee. If Employee revokes this Release under this section, it shall not be effective or enforceable, and Employee will not receive the consideration described in section 1 above.

                      Steven C. McCracken
                      Senior Executive Vice President, Chief Legal Officer Callaway Golf Company
                      2180 Rutherford Road
                      Carlsbad, CA 92008

      10. Effective Date. If Employee does not revoke this Release in the timeframe specified in section 9 above, the Release shall become effective at 12:01 a.m. on the eighth day after it is fully executed by the parties.

      11. Severability. In the event any provision or provisions of this Release is or are held invalid, the remaining provisions of this Release shall not be affected thereby.

      IN WITNESS WHEREOF, the parties hereto have executed this Release on the dates set forth below, to be effective as of the date first written above.

EMPLOYEE                                   COMPANY
                                           CALLAWAY GOLF COMPANY,
                                           a Delaware corporation

/s/ Ian B. Rowden                          By: /s/ Ronald A. Drapeau
-------------------------------               -------------------------------
Ian B. Rowden                              Ronald A. Drapeau
                                           Chairman of the Board,
                                           President and Chief Executive Officer



Dated:                                     Dated:
      -------------------------                  ----------------------------